UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: February 28, 2013
DATE OF EARLIEST EVENT REPORTED: February 22, 2013

000-53725
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Address of principal executive offices)

Not applicable
 (Former name or former address, if changed since last report)

(855) 733 2685
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 22, 2013, Pacific Energy Development MSL LLC (“PEDCO”), a wholly owned subsidiary of PEDEVCO CORP. (the “Company”), entered into an Agreement for Purchase of Term Assignment (the “Purchase Agreement”) with Berexco LLC (the “Seller”) for the acquisition of interests in the Mississippian Lime covering approximately 6,763 net acres located in Comanche, Harper, Barber and Kiowa Counties, Kansas (the “Mississippian Asset”) and approximately 10.5 square miles of related 3-D seismic data, for an aggregate purchase price of $4,207,117.  Pursuant to the Purchase Agreement, the Company paid the Seller an initial deposit in the amount of $864,866.  Closing is anticipated to occur in March 2013, subject to the satisfaction of certain customary closing conditions and the Company's ability to secure sufficient financing, of which there can be no assurances.

In addition, PEDCO and the Seller entered into an option agreement, dated February 22, 2013, pursuant to which the Seller granted to PEDCO an exclusive option (an “Option”), expiring on May 30, 2013, to purchase a term assignment with respect to certain interests in the Mississippian Lime covering an additional approximately 7,043 net acres located in Comanche, Harper, Barber and Kiowa Counties, Kansas, and Woods County, Oklahoma (the “Optioned Assets”) and approximately 9.0 square miles of related 3-D seismic data, for an aggregate purchase price upon exercise of the Option of $4,216,544.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

Date: February 28, 2013	By:	/s/ Michael L. Peterson
Name: Michael L. Peterson
Title: Executive Vice President and Chief Financial Officer

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